UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
     Date of Report (Date of earliest event reported): August 13, 2010 (August 12, 2010)

UNICA CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	000-51461	04-3174345
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

170 Tracer Lane, Waltham, Massachusetts	02451
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (781) 839-8000
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 5.02.Departure of Directors or Certain Officers; Election of Arrangements of Certain Officers.
Item 8.01.Other Events.
Item 9.01.Financial Statements and Exhibits.
SIGNATURE
EXHIBIT INDEX
EX-2.1
EX-10.1
EX-99.1

Item 1.01. Entry into a Material Definitive Agreement.
Merger Agreement
On August 12, 2010, Unica Corporation (“Unica”) entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”) with International Business Machines Corporation (“IBM”) and Amaroo Acquisition Corp. (“AmarooSub”), a wholly-owned subsidiary of IBM.
Pursuant to the terms of the Merger Agreement, and subject to the conditions thereof, AmarooSub will merge with and into Unica, and Unica will become a wholly-owned subsidiary of IBM (the “Merger”). If the Merger is completed, Unica’s stockholders will be entitled to receive $21.00 in cash for each share of Unica common stock owned by them as of the date of the Merger.
The consummation of the Merger is subject to certain conditions, including adoption of the Merger Agreement by Unica’s stockholders, the continuing accuracy of Unica and IBM’s respective representations and warranties, the expiration or termination of any waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, as well as any similar filings that need to be made in foreign jurisdictions. The dates for closing the Merger and for the Unica stockholders meeting to vote on adoption of the Merger Agreement have not yet been determined.
Unica has made representations and warranties related to its business and operations and has agreed to specified covenants in the Merger Agreement, including covenants relating to the conduct of Unica’s business between the date of the Merger Agreement and the closing of the Merger, restrictions on solicitation of proposals for alternative transactions, holding a meeting of stockholders for the purposes of voting to adopt the Merger Agreement, governmental filings and approvals, public disclosures and other matters.
The Merger Agreement contains certain termination rights of IBM and Unica and provides that, under specified circumstances, upon the termination of the Merger Agreement, Unica will be required to pay IBM a termination fee of $14.25 million.
Each outstanding stock option to acquire Unica common stock granted under Unica’s 1993 stock option plan and Unica’s 2003 stock option plan will be cancelled in the Merger, and the holder thereof will be entitled to receive a cash payment from IBM equal to the product of the total number of shares of Unica common stock that are subject to such option, and the excess, if any, of $21.00 per share over the exercise price per share of the common stock subject to such option, less applicable tax withholdings.
Holders of outstanding stock options to acquire Unica common stock granted under Unica’s 2005 stock incentive plan that are vested or vesting in connection with the transaction will be offered the opportunity to have their options treated as described above for the options under Unica’s 1993 and 2003 stock option plans. Each outstanding option under the 2005 stock incentive plan, vested or unvested, whose holder chooses not to be cashed out (in the case of vested options), will be converted into an option to acquire, on substantially the same terms and conditions as were applicable to such option prior to the Merger, shares of common stock of IBM. The number of shares of common stock of IBM underlying such option will be determined by multiplying the number of shares of Unica common stock underlying such option by an exchange ratio, which is determined by dividing the merger consideration by the average closing price of IBM stock on the 20 trading days immediately prior to the closing of the Merger, with the result rounded down to the nearest share of IBM stock. The exercise price per share of such option is determined by dividing the exercise price of such option prior to the Merger by that same exchange ratio, with the result rounded up to the nearest cent.
IBM will pay to each holder of Unica restricted stock units, following each applicable date after the Merger on which any restricted stock unit held by such holder at the effective time of the Merger would have vested, each such date a lapse date, pursuant to the terms of Unica stock plans or the terms of any such restricted stock unit as in effect immediately prior to the Merger, a cash payment equal to the product of $21.00 per share and the number of such restricted stock units that, on any particular lapse date, would have so vested, so long as such holder remains employed with IBM.

In connection with the execution of the Merger Agreement, Messrs. Yuchun Lee, Peter Cousins, John Hogan, Kevin Keane, Paul McNulty and David Sweet and Ms. Vivian Vitale, executive officers of Unica, have entered into employment arrangements with IBM that become effective only upon consummation of the Merger.
Stockholders Agreement
Under a Stockholders Agreement dated August 12, 2010, Unica’s chairman and chief executive officer and certain affiliated trusts, who collectively are the beneficial owners of approximately 21% of the outstanding shares of Unica common stock as of August 12, 2010, have agreed to vote their Unica shares in favor of adoption of the Merger Agreement and against any takeover proposal, as defined in the Merger Agreement.
The foregoing descriptions of the Merger Agreement and the Stockholders Agreements do not purport to be complete and are qualified in their entirety by reference to those agreements. A copy of the Merger Agreement and the Stockholders Agreement are filed, respectively, as Exhibits 2.1 and 10.1 hereto and are incorporated herein by reference.
The Merger Agreement has been attached as an exhibit to provide investors with information regarding its terms. It is not intended to provide any other factual information about IBM, AmarooSub or Unica. The representations, warranties and covenants contained in the Merger Agreement were made solely for the purposes of the Merger Agreement and the benefit of the parties to the Merger Agreement and may be subject to limitations agreed upon by the contracting parties. Certain of the representations and warranties have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts. Investors are not third-party beneficiaries under the Merger Agreement. In addition, the representations and warranties contained in the Merger Agreement (i) are qualified by information in a confidential disclosure letter that the parties have exchanged, (ii) were made only as of the dates specified in the Merger Agreement or the confidential disclosure letter, and (iii) in some cases are subject to qualifications with respect to materiality, knowledge and/or other matters, including standards of materiality applicable to the contracting parties that differ from those applicable to investors. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Unica’s or IBM’s public disclosures. Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts or condition of Unica or IBM or any of their respective subsidiaries or affiliates.
CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS
Any statements in this Current Report on Form 8-K about future expectations, plans and prospects for Unica, including statements about the expected timetable for consummation of the proposed transaction among IBM, AmarooSub and Unica, and any other statements about IBM, AmarooSub and Unica, or about Unica’s future expectations, beliefs, goals, plans or prospects, constitute forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered forward-looking statements. A number of important factors could cause actual results or events to differ materially from those indicated by such forward-looking statements, including the parties’ ability to consummate the transaction; the conditions to the completion of the transaction, including the receipt of shareholder approval, court approval or the regulatory approvals required for the transaction may not be obtained on the terms expected or on the anticipated schedule; the parties’ ability to meet expectations regarding the timing, completion and accounting and tax treatments of the transaction; the possibility that the parties may be unable to achieve expected synergies and operating efficiencies in the arrangement within the expected time-frames or at all and to successfully integrate Unica’s operations into those of IBM; such integration may be more difficult, time-consuming or costly than expected; operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers) may be greater than expected following the transaction; the retention of certain key employees of Unica may be difficult; IBM and Unica are subject to intense competition, and increased competition is expected in the future; fluctuations in foreign currencies could result in transaction losses and increased expenses; the volatility of the international marketplace; and the other factors described in reports filed with the Securities and Exchange Commission (the “SEC”), including IBM’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, IBM’s most recent quarterly report, Unica’s Annual Report on Form 10-K for the fiscal year ended September 30, 2009, and Unica’s most recent quarterly report. IBM and Unica assume no obligation to update the information in this Current Report on Form 8-K, except as otherwise required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.
IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC
In connection with the proposed acquisition of Unica by IBM, Unica intends to file relevant materials with the SEC, including Unica’s proxy statement in preliminary and definitive form. SHAREHOLDERS OF UNICA ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING UNICA’S DEFINITIVE PROXY STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain the documents free of charge at the SEC’s web site, http://www.sec.gov. Documents will also be available for free from Unica by contacting Kori Doherty, ICR at 617-956-6730 or kdoherty@icrinc.com
IBM and its directors and executive officers, and Unica and its directors and executive officers, may be deemed to be participants in the solicitation of proxies from the holders of Unica common shares in respect of the proposed transaction. Information about the directors and executive officers of IBM is set forth in the proxy statement for IBM’s 2010 Annual Meeting of Stockholders, which was filed with the SEC on March 8, 2010. Information about the directors and executive officers of Unica is set forth in the proxy statement for Unica’s 2010 Annual Meeting of Shareholders, which was filed with the SEC on January 25, 2010. Investors may obtain additional information regarding the interest of such participants by reading the definitive proxy statement regarding the acquisition when it becomes available. As of June 30, 2010, Unica’s directors and executive officers collectively beneficially owned approximately 5,570,579 shares of Unica common stock, which represented approximately 25.9% of the outstanding shares of Unica common stock as of such date. In addition, Unica has entered into retention agreements with its executive officers, which are described in a Current Report on Form 8-K filed by Unica with the SEC on December 17, 2008, and certain of Unica’s executive officers have entered into employment arrangements with IBM, which will become effective as of the closing of the Merger. A more complete description of these arrangements and the interests of Unica’s directors and executive officers with respect to the Merger will be available in the Proxy Statement.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
In connection with the execution of the Merger Agreement, Unica has accelerated, contingent on the closing of the Merger, the vesting of all of the stock options and restricted stock units granted under Unica’s 2005 Stock Incentive Plan in February 2010 to each non-employee director. As a result, an option to purchase 5,000 shares of our common stock will become immediately exercisable and an award of 5,000 restricted stock units will become fully vested upon the closing of the Merger for each of Aron J. Ain, Gary E. Haroian, Carla Hendra, Louis Hernandez, Jr., James A. Perakis and Robert P. Schechter.
Certain of Unica’s executive officers, as well as other employees, are expected to enter into agreements with Unica that will provide, contingent on the closing of the Merger, for the cancellation of options granted to them under Unica’s 2005 Stock Incentive Plan in exchange for a cash payment equal to the product obtained by multiplying the number of shares subject to such option by the difference between $21.00 and the exercise price of the common stock subject to such option, less applicable withholding taxes. Unica expects to identify the executive offers that will enter into such agreements in the Proxy Statement.

In connection with the execution of the Merger Agreement, Unica has awarded a special transaction bonus of $100,000 in cash to each of Jason P. Joseph and Kevin P. Shone that will be paid contingent upon the closing of the Merger.
In connection with the execution of the Merger Agreement, each of Messrs. Yuchun Lee, Peter Cousins, John Hogan, Kevin Keane, Paul McNulty, and David Sweet and Ms. Vivian Vitale have entered into employment arrangements with IBM. These employment arrangements supersede and replace the retention agreements to which they are currently a party and they will not be entitled to any of the benefits provided under their existing retention agreements as a result of the Merger. A description of the terms of the employment arrangements will be made available in the Proxy Statement. In addition, Mr. Lee has entered into a new non-competition and non-solicitation agreement that will supersede and replace the non-competition and non-solicitation arrangements that he is currently bound by, contingent upon the closing of the Merger.
Item 8.01. Other Events.
On August 13, 2010, Unica issued a press release announcing entry into the Merger Agreement, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.
Item 9.01.Financial Statements and Exhibits.
     (d) See the Exhibit Index attached to this Current Report on Form 8-K, which is incorporated herein by reference.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNICA CORPORATION
Date: August 13, 2010	By:	/s/ Kevin P. Shone
Kevin P. Shone
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated August 12, 2010, by and among IBM, AmarooSub, a wholly-owned subsidiary of IBM, and Unica

10.1	Stockholders Agreement, dated August 12, 2010

99.1	Press release dated August 13, 2010